Exhibit (a)(4)

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF TRUST

OF

VAN ECK COASTLAND ONLINE FINANCE TRUST

This Certificate of Amendment (“Certificate”) is filed in accordance with the provision of the Delaware Business Trust Act (12 Del. Code Ann. Tit. 12 § 3801 et seq.) and sets forth the following:

1.     The name of the statutory trust formed hereby is “Van Eck Coastland Online Finance Trust” (the “Trust”).

2.     The Trust’s Certificate of Trust is hereby amended by deleting Item 1 thereof in its entirety and inserting in lieu thereof the following:

1. Name. The name of the statutory trust formed hereby is “Van Eck Coastland Online Finance Fund” (the “Trust”).

3.     This Certificate shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned, being a Trustee, has executed this Certificate as of November 12th, 2015, in accordance with Section 3811(a)(2) of the Act.

/s/ William A. Ullman
William A. Ullman, as Trustee and not individually
666 Third Avenue, 9th Floor
New York, New York 10017